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                                                                   EXHIBIT 10.36

                             BUSINESS PROPERTY LEASE
                                     BETWEEN
                     ARENS INVESTMENT COMPANY AS A LANDLORD
                                       AND
                        POWER EFFICIENCY CO. AS A TENANT


     THIS LEASE (this "Lease") dated this 1st day of November 2003, by and between ARENS INVESTMENT Company, 2110 Crescent Beach, Manistee, MI 49660, the Lessor, a Michigan Limited Partnership (hereinafter designated as the "Landlord"), and Power Efficiency Co., a Delaware corporation, 4420 Varsity Drive Suite E, Ann Arbor, MI 48108, the Lessee (hereinafter designated as the "Tenant").

1. DESCRIPTION: Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant, leases to Tenant the following premises situated in the City of Livonia, Michigan to wit: 35432 Industrial Road, Livonia, MI 48150 (the "Premises" or "Property").

2. TERM: For the term of (5) five years, and (2) two months from and after the 1st day of November 2003, to be completed and ended upon expiration of such Lease term.

3. RENT: Tenant shall pay to Landlord monthly installments of:

Months 01 through 02- No Charge;
Months 03 through 62- $6,073.33 per month totaling $364,399.80 for sixty (60) months. All Lease payments are due on the first day of the month. Lease payments shall be made to the Landlord at 2110 Crescent Beach, Manistee, MI 49660, which address may be changed from time to time upon written notice from the Landlord.

4. SECURITY PROVISION: The Landlord acknowledges the receipt of Twelve Thousand One Hundred Forty Six and 66/100 Dollars ($12,146.66) (the "Security Deposit), which the Landlord is to retain as security for the faithful performance of all of the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions, and agreements for non-payment of rent or for any other default. Tenant's obligation to pay rent shall not in any event be affected by reason of the fact that the Landlord holds the Security Deposit. The Security Deposit, if not applied toward the payment of damages of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this Lease, is to be returned to the Tenant within thirty (30) days after this Lease is terminated, according to these terms, and in no event is the Security Deposit to be returned until the tenant has vacated the Premises and delivered possession to the Landlord.

In the event that the Landlord repossesses itself of the Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply said Security Deposit upon all damages suffered to the date of said repossession and may retain the Security Deposit to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach.
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The Landlord shall not be obliged to keep the Security Deposit as a separate fund, but may mix the Security Deposit with Landlord's funds.

5. ADDITIONAL RENT: Tenant agrees to pay as additional rental all of the following:

     (a) One hundred (100%) percent of:

                  (i) the total gas, water and electric bills relating to the Premises during the term of the Lease when due; and

                  (ii) Reasonable costs and expenses of every kind and nature paid or incurred by Landlord in operating, repairing, replacing and maintaining the Premises and facilities excepting the roof, foundation, and outer walls; and

     (b) One hundred (100%) percent of each of the following expenses relating to the entire land and building of which the Premises are a part:

                   (i) Taxes: Tenant shall pay, as rent, Tenant's proportionate share (100%) of the real estate taxes assessed against the Premises during the term of the Lease. For taxes assessed against the Premises for any period where part of such period is not during the term of the Lease, the Tenant shall only be responsible for the portion of the taxes attributable to the term of the Lease. Payment of said taxes shall be made 1/12th with each monthly payment required hereunder. Any increase or decrease in the amount required to be paid as taxes, shall be adjusted within thirty (30) days after written notice to Tenant from Landlord showing the amount of such increase or decrease and necessary data showing the computation of such. Landlord agrees to provide Tenant copies of said data, including a copy of the tax bill, annually upon Tenant's request. Tenant shall have the right to contest the validity of any tax payable by him which it deems to have been wrongfully or illegally levied or assessed against the Premises, and for that purpose shall have the right to institute such proceeding or proceedings in the name of the Landlord as Tenant may deem necessary, provided that the expenses incurred by reason thereof shall be paid by Tenant and Tenant receives Landlord's prior consent. The Landlord agrees to cooperate with Tenant in any such contest or proceedings initiated by Tenant. The Landlord covenants that all amounts levied or assessed by the appropriate governmental agency are paid to date. If an assessment is payable in installments, Tenant shall only be responsible to pay it's pro rata share of the installments as said installments become due during the term of Tenant's occupancy. Tenant shall not be responsible for any installments, which are due after the termination of the Lease;

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                   (ii) Insurance: During the term of this Lease or any
extensions thereof, the Tenant shall pay as additional rent, Tenant's proportionate share of the cost of a fire and extended coverage insurance policy insuring the buildings, improvements and building equipment on the Premises against loss or damage by fire, vandalism, malicious mischief, and against other such risks, of a similar or dissimilar nature, as shall be insurable against under present or future forms and fire and extended coverage policies which are standard for use in the State of Michigan in amounts not less than 100% of the actual replacement value of said buildings, improvements and building equipment on Premises. Said insurance shall be in an amount not less than One Million, two hundred thousand and 00/100 Dollars ($1,200,000.00). Tenant shall pay to Landlord Tenant's proportionate share of the cost of said insurance premium within thirty (30) days of receipt of a copy of insurance bill from Landlord. Landlord shall provide Tenant with copies of all statements for insurance premiums within thirty (30) days after Landlord receives them and shall make available to Tenant copies of the insurance policy together with any endorsements during regular business hours and shall make copies of same if so requested by Tenant. Landlord shall be entitled to determine which A-rated insurance company shall issue the policy. All such policies shall provide that any loss shall be payable notwithstanding any act of negligence of Tenant or Landlord which might otherwise result in forfeiture of said Insurance. Every fire and extended coverage insurance policy shall include a mortgage endorsement in favor of any mortgagee designated by Landlord. Insurance to include glass plate insurance.

Tenant will procure and keep in effect during the term hereof, general liability insurance in the sum of Two Million Dollars ($2,000,000.00) each occurrence and general aggregate combined for bodily injury and property damage. Landlord shall be named as an additional insured and the policy shall provide that Landlord shall receive written notice of cancellation not less than ten (10) days prior to cancellation. Tenant shall provide landlord with a certificate of insurance as evidence of such insurance. Tenant shall deliver copies of policy to Landlord upon request.

Upon Tenant's failure to provide required insurance , the Landlord may, at its option, obtain such insurance, and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day. The policies for such insurance and the insurance companies issuing those policies shall be subject to the reasonable approval of Landlord

                   (iii) Building Operating Costs: Building operating costs shall include Landlord's reasonable, actual costs incurred and paid (without mark-up) for the operations, repair and maintenance of the of the Premises (to the extent not done or paid for by Tenant), the Building common areas (including the parking areas, loading and unloading areas, roadways, walking areas and lighting facilities), landscaping, signs, fencing, fire detection systems, security systems, security services, safety inspections, water backflow inspections, elevator inspections, crane inspections, sprinkling systems, sprinkling winterization, heating & cooling systems, association dues, and any other expenses designated as a depreciable item or a "not current expense" under generally accepted accounting principles.

Notwithstanding anything herein to the contrary, if Tenant is responsible for an expense or cost which would be deemed a capital improvement or capital expenditure under generally accepted accounting principles, Tenant shall only be responsible for a portion of said cost or expenditure which shall be determined by the following formula:

         Amount of capital cost or expenditure X remainder of Lease term
         ---------------------------------------------------------------
                           useful life of improvement
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Tenant agrees to pay its prorated share of such expenses within fifteen (15)
days after receipt of billings from the Landlord, which shall include a copy of the actual bill or invoice for said expense. With respect to bills for real estate taxes and assessments, in the first and last years during the Lease terms, Tenant's obligation shall be prorated on a due date basis, in advance. With respect to bills for fire and hazard insurance premiums in the first and last years during the Lease term, Tenant's obligation shall be prorated on a calendar year basis, in advance.

If Tenant exercises an option to renew, the numerator shall be adjusted accordingly to take into account the renewal term. Each party shall pay its prorated share of the expense of the capital improvement or expenditure at the time the work is undertaken.

6. LANDLORD'S REPRESENTATIONS AND WARRANTIES: To the best of the Landlord's knowledge, the Landlord hereby represents to Tenant, that as of the date of this
Lease:

                  (i) Landlord is a limited Partnership validly existing and in good standing under the laws of Michigan.

                  (ii) Landlord now holds and will continue to hold good indefeasible, fee simple, and marketable title to the Property.

                  (iii) Landlord has complete and unrestricted power to enter into this Lease and to sell, transfer, assign and deliver to Tenant all of the Property.

                  (iv) There is no litigation or proceeding of any type pending or threatened, and Landlord has not received notice of any investigation pending or threatened against Landlord or the Property, which might result in any lien upon the Property or in any material, adverse change pertaining to the Property or the operations thereof, or which questions the validity of any action taken in connection with any of the provisions of this Lease. The Landlord knows of no reasonable grounds or any basis for any such action relative to the Landlord or the Property.

                  (v) Landlord has not, and to its knowledge its predecessor owners have not, generated, disposed of, transported or otherwise permitted to be stored on the Property hazardous or toxic wastes within the meaning of or subject to regulation under any applicable federal, state or local law. Landlord agrees to defend and hold harmless the Tenant from any claims alleging liability for such generation, disposition, transportation or storage for periods prior to the commencement of the term of this Lease.

                  (vi) This Lease is legal, valid, and a binding obligation of Landlord.

                  (vii) The Property is zoned such that it will accommodate Tenant's use as described in the "USE" clause.

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                  (viii) The Premises is in compliance with all Legal
Requirements. As used herein, "Legal Requirements" mean all laws, statutes, ordinances, orders, rules, regulations and requirements, including all mandatory energy conservation requirements applicable to the Property, of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force applicable to the Property, or any part thereof (including, without limitation, the Americans With Disabilities Act); all applicable local, state and federal laws and regulations relating to the use on, storage in, and the removal from the Land and/or the Building of hazardous or toxic material, petro-chemical products, or asbestos or products containing asbestos; and all covenants, conditions and restrictions of record affecting the use or occupancy of the Property.

                  (ix) The Landlord currently has an insurance policy in effect that meets the requirements described in section 5(b)(ii), the premium of such policy is less than $3,200 per year and the Landlord has no knowledge of any fact that would cause the policy's renewal premium to be higher than the current premium except for normal increases due to general market conditions and typical annual increases.

7. ESTOPPEL CERTIFICATES: Tenant agrees that at any time and from time to time at reasonable intervals, within fifteen (15) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord's mortgagee, or others designated by Landlord, a certificate in a form as may from time to time be provided, ratifying this Lease and certifying: (a) that Tenant has entered into occupancy of its Premises and the date of such entry if such is the case; (b) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignment, modification, supplement or amendment, identifying same); (c) that this Lease represents the entire agreement between Landlord and Tenant as to the subject matter hereof (or if there has been any assignment, modification, supplement or amendment, identifying same); (d) the date of commencement and expiration of the Term; (e) that all conditions under this Lease to be performed by Landlord have been satisfied and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (and if not, what conditions remain unperformed); (f) that to the knowledge of the signer of such writing no default exists in the performance or observance of any covenant or condition in this Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord or specifying each default, defense or offset which the signer may have knowledge; (g) with the exception of the regular monthly payment, that no rent has been paid in advance; and (h) the date to which all rentals have been paid under this Lease.

8. EVENT OF DEFAULT BY TENANT:

         (a) Events of Default. Each of the following events shall be deemed to be, and is referred to in this Lease as, an "Event of Default:"

                  (1) A default by Tenant in making any payment of rent or additional rent due hereunder on the day such payment is due and payable which continues for more than fifteen (15) days after Landlord shall have given Tenant a written notice specifying such default;
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                  (2) The neglect or failure of Tenant to perform or observe any of the terms, covenants or conditions contained in this Lease other than the payment of rent or additional rent on Tenant's part to be performed or observed
(i) within thirty (30) days after Landlord shall have given to Tenant notice specifying such neglect or failure, or (ii) in the case of any such neglect or failure which cannot with due diligence and in good faith be cured within thirty
(30) days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith provided that Tenant commences the curing of the same within the 30-day period and completes the cure within ninety (90) days after Landlord's notice to Tenant (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within thirty (30) days, the time within which the Tenant is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith but in no event longer than ninety (90) days from the date of Landlord's notice), it being agreed that any default which is not cured within ninety (90) days shall become an Event of Default;

                  (3) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting of the Premises in a manner not permitted by this Lease;

                  (4) The taking of this Lease or the Premises, or any part thereof, upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof; or

         (b) Landlord's Rights upon Event of Default. Upon the occurrence of an Event of Default, Tenant shall in all events remain liable for the rent and additional rent (except as otherwise provided in Section 8(b)(1) below) provided herein for the balance of the term of this Lease and Landlord shall also have the right, at its sole election, then or at any time thereafter, either:

                  (1) To give notice to Tenant that this Lease will terminate (thereby ending the term of the Lease) on a date to be specified in such notice, which date may be fifteen (15) days from the date of such notice or any day thereafter, and on the date specified in such notice Tenant's right to possession of the Premises and obligation to pay rent shall cease and this Lease shall thereupon be terminated; or

                  (2) After obtaining a valid court order, or if said Premises shall be deserted or vacated, then it shall be lawful for the Landlord, its certain attorney, heirs, representatives and assigns, to re-enter into, repossess the Premises and the Tenant and each and every occupant to remove and put out. In the event that the Landlord shall, during the period covered by this Lease, obtain possession of the Premises by re-entry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the expenses incurred in obtaining repossession of the Premises (including reasonable attorney fees), and also all expenses and commissions which may be paid in and about the letting of the same, and all other damages. Landlord agrees to use its best efforts to mitigate its damages. Landlord may, in its sole discretion, elect to submit all or any part of any controversy or claim arising out of or related to this Lease to judicial proceedings or to arbitration. With respect to any matter(s) which Landlord elects to submit to arbitration, the parties hereby agree that such matter(s) shall be determined by binding arbitration under the commercial arbitration rules of the American Arbitration Association. The parties further agree that any such controversy or claim submitted to arbitration shall be determined by one (1) arbitrator selected from the panels of arbitrators of the American Arbitration Assocation. The parties further agree that, with respect to each matter submitted to arbitration: they will faithfully observe this agreement and the rules; they will abide by and perform any award rendered by the arbitrator; and a judgment of the court having jurisdiction may be entered on the award. Landlord's election to arbitrate any matter shall be made by filing a claim for arbitration pursuant to the rules of the American Arbitration Association. The parties agree that all arbitration hearings, and all judicial proceedings to enforce any of the provisions of this Lease, shall take place in Oakland County, Michigan and that the costs and expenses of arbitration, including the fees of the arbitrator, shall be borne by the losing party, or in such proportions as the arbitrator shall determine.
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9.       EVENT OF DEFAULT BY LANDLORD:

         (a)      Landlord Default Provisions

                  (1) Landlord Default. Each of the following events shall be deemed to be, and is referred to in this Lease as, a "Landlord Default:"

                  The neglect or failure of Landlord to perform or observe any of the terms, covenants or conditions contained in this Lease on Landlord's part to be performed or observed which is not remedied by Landlord (i) within thirty
(30) days after Tenant shall have given to Landlord notice specifying such neglect or failure, or (ii) in the case of any such neglect or failure which cannot with due diligence and in good faith be cured within thirty (30) days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith provided that Landlord commences the curing of the same within the 30-day period and completes the cure within one hundred twenty (120) days after Tenant's notice to Landlord (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within thirty (30) days, the time within which the Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith but in no event longer than one hundred twenty (120) days from the date of Tenant's notice), it being agreed that any default which is not cured within one hundred twenty (120) days shall become a Landlord Default.

                  (2) Tenant's Rights upon Landlord Default. If Landlord commits a Landlord Default, Tenant may (i) recover from Landlord all damages suffered by Tenant as a result of a Landlord Default (subject to any limitations on Landlord's liability otherwise provided in this Lease), (ii) obtain injunctive or other equitable relief against Landlord (but only to the extent such relief is otherwise available under applicable law), (iii) without waiving any claim for damages, cure such Landlord Default, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, which amount shall be paid by Landlord to Tenant upon written demand to Landlord, or (iv) terminate this Lease by written notice to Landlord, in which case this Lease shall terminate fifteen (15) days after the date of such notice. Landlord shall be liable to Tenant for all reasonable attorneys' fees and costs incurred by Tenant as a result of a Landlord Default.

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10. ASSIGNMENT: Tenant may not assign or sublease any interest in the Premises, nor assign, mortgage, nor pledge this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

11. BANKRUPTCY AND INSOLVENCY: The Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of the Tenant, or if any assignment shall be made of the Tenant's property for the benefit of creditors, then and in such event this Lease may be cancelled at the option of the Landlord.

12. RIGHT TO MORTGAGE: The Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the Premises and on the land and buildings of which the Premises are a part or upon any buildings hereafter placed upon the land of which the Premises form a part. And the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord provided, however, that such mortgagee recognizes the rights of the Tenant under this Lease so long as the Tenant is not in default of its obligations hereunder.

13. USE AND OCCUPANCY: It is understood and agreed between the parties hereto that the Premises during the continuance of this Lease shall be used and occupied for light industrial, assembly, storage, and related office use, and for no other purpose or purposes without the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, and that the Tenant will not use the Premises for any purpose in violation of any law, municipal ordinance or regulation. Upon any breach of this paragraph that remains uncured after thirty (30) days written notice, the Landlord may, at its option, terminate this Lease forthwith and re-enter and repossess the Premises.

14. DAMAGE TO THE PREMISES: It is understood and agreed that if the Premises hereby leased shall be damaged or destroyed in whole or in part by fire or other casualty or deterioration during the term hereof, the Landlord will repair and restore the same to good tenantable condition with reasonable dispatch, and that the rent and all other charges including taxes, maintenance and insurance herein provided for shall abate entirely in case the entire Premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed there shall be no abatement of rental during the period of such resulting delay, and provided further that if the Tenant shall use any part of the Premises for storage during the period of repair a reasonable charge shall be made therefor against the Tenant, and provided further that in case the Premises shall be destroyed to the extent of more than one-half of the value or leasable space thereof, the Landlord or the Tenant may, at their option, terminate this Lease forthwith by thirty (30) days' written notice to the other. Notwithstanding anything herein to the contrary, if the work of repairing or restoring the Premises to pre-casualty condition is not completed within one hundred twenty
(120) days after the date of said casualty, Tenant shall have the right to terminate this Lease by providing written notice to Landlord.

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15. TENANT TO INDEMNIFY: The Tenant agrees to indemnify and hold harmless the
Landlord from any liability for damages to any person or property in, on or about said Premises in connection with (i) Tenant's, its employees or invitee's use or occupancy of the Premises and (ii) breach of Tenant's covenant's contained herein. Notwithstanding anything herein to the contrary, Landlord shall still remain liable to the Tenant for its negligence or breach of this Lease as well as the negligence of its agents, employees, and or representatives.

16. LANDLORD TO INDEMNIFY: The Landlord hereby agrees to indemnify and hold harmless Tenant, the officers, directors, agents and employees of, and the partners in, Tenant, from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) that arise from or are in connection with (i) Landlord's, its employees' or invitees' use or occupancy of all or any part of the Premises, and
(ii) breach of any of Landlord's representations and warranties contained therein. Notwithstanding the foregoing, Tenant shall remain liable to Landlord for its negligence or breach of the Lease, as well as the negligence of its agents, employees and/or representatives.

17. WAIVER OF SUBROGATION: Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the insured party at the time of such loss, damage or injury, to the extent of any recovery by the injured party under such insurance.

18. REPAIRS AND ALTERATIONS: The Tenant further covenants and agrees that it will, at its own expense (subject to the capital improvement calculation in section 5(b)(iii)), during the term of this Lease, keep the Premises and every part thereof in as good repair (except for the roof, outer walls, and foundation) and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements or damage by casualty loss excepted. The Landlord covenants and agrees that it will, at its own expense during the term of this Lease, keep the roof, foundation and outer walls in good repair. The Tenant shall not make any structural alterations, additions or improvements to the Premises without the Landlord's written consent, and all alterations, additions or improvements made by either of the parties to the Premises, except movable office furniture, Tenant's equipment and trade fixtures put in at the expense of the Tenant, shall be the property of the Landlord, and shall remain upon and be surrendered with the Premises at the termination of this Lease, without molestation or damage:

19. EMINENT DOMAIN: If the whole or any substantial part of the Premises hereby Leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose, and the rent shall be paid up to that day, and from that day the Tenant shall have the right either to cancel this Lease and declare the same null and void or to continue in possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the Premises taken. All damages awarded for such taking shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the Leasehold or to the fee of the Premises herein Leased; provided however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business or for Tenant's moving expenses.

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20. RESERVATION: The Landlord reserves the right of free access at all times to the roof of said Premises. The Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord.

21. CONDITION OF PREMISES: The Tenant further acknowledges that it has examined the said Premises prior to the making of this Lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord, or its agent, which are not herein expressed, and the Tenant hereby accepts the Premises in its present condition at the date of the execution of this Lease.

22. CARE OF PREMISES: The Tenant shall not perform any acts or carry on any practices which may seriously damage the Premises, and shall keep Premises under its control (including adjoining drives, streets, alleys or yards) clean and free from rubbish, dirt and ashes at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, the Landlord may enter upon the Premises and have rubbish, dirt and ashes removed and the side walks cleaned, in which event the Tenant agrees to pay all charges that the Landlord shall pay for hauling rubbish, ashes and dirt, or cleaning walks. Said charges shall be paid to the Landlord by the Tenant as additional rent as soon as bill is presented to him.

Subject to the rent calculation in section 5(b)(iii) for capital improvements, Tenant shall reimburse Landlord for the reasonable costs and expenses of every kind and nature paid or incurred by Landlord in operating, replacing and maintaining the Premises in a proper manner with the exception of those expenses relating to the roof, foundation, and outer walls,. The Landlord shall provide copies of all such bills, and the Tenant will reimburse the Landlord within thirty (30) days of receipt and all such amounts shall be considered additional rent.

         (a) The Landlord has exclusive right to select the landscape contractor at Tenant's expense. Landscaping will include 5 fertilizing treatments per year, weeding, replacement of all trees and shrubs and mulch replacement. The Tenant agrees to reimburse the Landlord at cost within thirty (30) days of receipt of invoice (Copies of bills to be provided).

         (b) Tenant is solely responsible for snow and ice removal.

23. COMPLIANCE WITH LAWS: The Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all Legal Requirements affecting the Premises, unless failure of the Premises to so comply arises from events or conditions occurring or present prior to the Lease term. Notwithstanding anything herein to the contrary, Tenant shall not be required to undertake any construction or capital improvements under this Section.

24. RE-RENTING: The Tenant hereby agrees that for a period commencing one hundred twenty (120) days prior to the termination of this Lease, the Landlord may show the Premises to prospective Tenants, and ninety (90) days prior to the termination of this Lease, may display in and about the Premises and in the windows thereof, the usual and ordinarily "RE-RENT" signs. The Landlord is to give three (3) business days' notice to the Tenant and must be accompanied by Tenant's representative during "showing."

25. HOLDING OVER: It is hereby agreed that in the event of the Tenant herein holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary.

26. GAS, WATER, HEAT, ELECTRICITY: Landlord shall arrange for and furnish all electricity for lighting, ventilating, and heating and cooling the Premises, and hot and cold running water. Tenant will pay all charges made against said Premises for gas, water, heat, and electricity during the continuance of this Lease, as the same shall become due. Landlord shall arrange for all utility bills to be sent directly from each utility company to Tenant at the Premises. Tenant shall be authorized by Landlord to handle all billing and other utility matters with respect to the Premises, and Landlord agrees to cooperate with Tenant in handling any such matters, as necessary.

27. ADVERTISING DISPLAY: It is further agreed that all signs and advertising displayed in and about the Premises shall only advertise the business carried on upon the Premises, and that the Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by the Landlord, and that no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

28. INSPECTION BY LANDLORD: At any time, except in the cases of emergency, the Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same. Landlord must be accompanied by Tenant's representative. If the Landlord deems any repairs necessary, it may demand that the Tenant make the same; and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same within thirty (30) days after notice, the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs, the Tenant agrees that it will, forthwith on demand, pay to the Landlord the cost thereof with interest at 10% per annum, and if it shall make default in such payment, the Landlord shall have the remedies provided herein for default in payment of rent.

29. REMEDIES NOT EXCLUSIVE: It is agreed that each and every of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

30. WAIVER: One or more waivers of any covenant or condition by the Landlord shall not be construed as a waiver of a further breach of the same covenant or condition. Similarly, one or more waivers of any covenant or condition by Tenant shall not be construed as a waiver of a further breach of the same covenant or condition.

31. DELAY OF POSSESSION: It is understood that if the Tenant shall be unable to enter into and occupy the Premises hereby Leased at the time above provided, by reason of the Premises not being ready for occupancy, or by reason of the holding over of any previous occupant of the Premises, or as a result of any cause of reason beyond the direct control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefore, but during the period the Tenant shall be unable to occupy the Premises as herein before provided, the rental therefore shall be abated.

32. RIGHT TO SELL: Landlord reserves the right to sell this property at any time during the Lease period. Landlord agrees that if it elects to sell the property at any time during the term of this Lease including any extensions, Landlord shall first negotiate with Tenant in good faith to enter into a mutually acceptable purchase agreement.

In the event Landlord desires to sell the Premises and Tenant does not purchase same, such sale shall be subject to the terms of this Lease and any extensions or renewals.

33. QUIET ENJOYMENT: The Landlord covenants that Tenant, upon paying rent due hereunder and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid.

34. NOTICES: Every notice, request, consent, approval or other communication (hereafter in this subsection collectively referred to as "notices" and singly referred to as a "notice") which Landlord or Tenant is required or permitted to give to the other pursuant to this Lease shall be in writing and shall be delivered personally or by overnight courier service or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid, if to Landlord, at Landlord's address as set forth at the beginning of this Lease, or if to Tenant, at Tenant's address as set forth at the beginning of this Lease until such time that Tenant takes possession of the Premises and, thereafter, at the Tenant's offices located on the Premises, or at any other address designated by either party by notice to the other party pursuant to this subsection. Any notice delivered to a party's designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party's designated address. Confirmation by the courier delivering any notice given pursuant to this subsection shall be conclusive evidence of receipt of such notice. Landlord and Tenant each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Lease to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Notices are deemed given upon receipt or when delivery is refused.

35. LANDLORD'S CONSENT: Whenever Landlord's prior written consent or approval is required under the Lease, such consent or approval shall not be unreasonably withheld.

36. DUMPSTER: Tenant shall be entitled to locate a dumpster in the parking lot, at Tenant's cost. Tenant shall retain a garbage removal company to arrange for removal and emptying of all exterior trash.

37. UTILITIES: Landlord acknowledges that all utilities are separately metered for Tenant's Premises.

38. ENTIRE AGREEMENT / AMENDMENT: This Lease Agreement contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

39. SEVERABILITY: If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

40. CONTROLLING LAW; JURISDICTION: This Lease shall be construed in accordance with the laws of the State of Michigan. Both parties consent to venue for all judicial proceedings in the County of Wayne. Tenant and Landlord hereby waive the right to a jury trial.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.



Dated:____________________________                            Arens Investment Company, a Michigan Limited Partnership


Witness:__________________________                             By___________________________
                                                                   Ted G Arens - its partner

Dated:____________________________                             Power Efficiency Corporation, a Delaware
                                                               corporation


Witness___________________________                             By____________________________
                                                                  Richard Koch - its President
